                                                 						   EXHIBIT 23.1
June 25, 1997



Boston Technology, Inc.
100 Quannapowitt Parkway
Wakefield, Massachusetts 01880

	Re:     1995 Director Stock Option Plan

Ladies and Gentlemen:

	We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 120,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Boston Technology, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Director Stock Option Plan, as amended (the "Plan").

	We have examined the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

	In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

	Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and such Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


	We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


	Very truly yours,

	/s/ Hale and Dorr LLP

	HALE AND DORR LLP

                                                      							  EXHIBIT 23.2

	                       		  COOPERS & LYBRAND L.L.P.


                		  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

	We consent to the incorporation by reference in the Registration Statement of Boston Technology, Inc. on Form S-8 relating to the 1995 Director Stock Option Plan, of our report dated April 24, 1997, on our audits of the consolidated financial statements of Boston Technology, Inc. as of January 31, 1997 and 1996 and for each of the three fiscal years in the period ended January 31, 1997, which report is included in the Annual Report on Form 10-K.

  /s/ Coopers & Lybrand L.L.P.

  COOPERS & LYBRAND L.L.P.

  Boston, Massachusetts
  June 26, 1997